                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 26, 2000



                     United Pan-Europe Communications N.V.
              (Exact Name of Registrant as Specified in Charter)


     The Netherlands                 000-25365               98-0191997
(State or other jurisdiction      (Commission File          (IRS Employer
    of incorporation)                 Number)             Identification #)


                    Fred. Roeskestraat 123, P.O. Box 74763
                      1070 BT Amsterdam, The Netherlands
                    (Address of Principal Executive Office)


                               (31) 20-778-9840
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS
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     On June 26, 2000, UnitedGlobalCom, Inc. ("United") and Liberty Media
Corporation ("Liberty") announced an agreement pursuant to which United will acquire certain of Liberty=s international broadband distribution and programming assets in exchange for $200 million in cash and 75.3 million shares of United=s Class B common stock. In connection with this transaction, United Pan-Europe Communications N.V. ("UPC") will acquire a 25% indirect economic interest in Telewest Communications plc ("Telewest") from United in exchange for
128.2 million shares of UPC, increasing United=s ownership in UPC from approximately 51% at present to approximately 61% on a pro forma basis. The closing of this transaction is subject to certain regulatory, shareholder and third party approvals.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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(c)  Exhibits

     10.1 Agreement, dated as of June 25, 2000, among UnitedGlobalCom, Inc., United Pan-Europe Communications N.V., Liberty Media International, Inc. and Liberty Media Corporation.*

     99.1 Press release, dated June 26, 2000, regarding United and Liberty agreement.

     99.2 Press release, dated June 26, 2000, regarding UPC acquisition of stake in Telewest.
     _________
     * Incorporated by reference from Form 8-K filed by UnitedGlobalCom, Inc. dated June 26, 2000 (File No. 0-21974).

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                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         UNITED PAN-EUROPE COMMUNICATIONS N.V.



DATE:  June 29, 2000          By:   /s/   Anton M. Tuijten
                                    -------------------------------------------
                                    Anton M. Tuijten
                                    General Counsel and member of the Board
                                      of Management

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